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Exhibit 23(d-9)

                         FORM OF SUB ADVISORY AGREEMENT

                      Pacific Capital New Asia Growth Fund

          THIS AGREEMENT is made as of June 29, 2006 among Pacific Capital Funds of 3435 Stelzer Road, Columbus, Ohio, 43219 USA (the "Trust"), The Asset Management Group of Bank of Hawaii of I I I S. King Street, Honolulu, Hawaii 96813 (the "Adviser"), and First State Investments International Limited, whose registered office is at 23 St Andrew Square, Edinburgh EI12 1BB (the "Sub-Adviser").

          WHEREAS, the Trust is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

          WHEREAS, the Adviser has been appointed investment adviser to the Trust's New Asia Growth Fund (the "Fund");

          WHEREAS, the Adviser desires to retain the Sub-Adviser to assist it in the provision of a continuous investment program for the Fund and the Sub-Adviser is vviIling to do so; and

          WHEREAS, the Sub-Adviser, which is registered in the United States as an investment advisor under the 1940 Investment Act and is authorized and regulated in the United Kingdom by the Financial Services Authority, is willing to furnish such services upon the terms and conditions herein set forth;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Appointment. The Adviser hereby appoints the Sub-Adviser with effect from the date of this Agreement to act as the sub-adviser to the Fund as permitted by the Adviser's Advisory Agreement with the Trust pertaining to the Fund. Intending to be legally bound, the Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. The initial composition and value of the Fund will be as agreed between the Trust and the Sub-Adviser. For the purposes of the rules of the Financial Services Authority ("FSA"), the Trust is classified by the Sub-Adviser as an intermediate customer.

          The Trust and the Adviser represent and warrant to the Sub-Advisor that each of them has full capacity and authority to appoint the Sub-Advisor on the terms of this Agreement; that the Fund is free from all liens, charges and encumbrances and that all transactions entered into within the scope of this Agreement will be binding on the Trust in accordance with its or their respective terms and that neither the entry into this Agreement nor into any such transaction will breach any law, rule or regulation applicable to the Trust.

     2. Sub-Advisory Services. Subject to the supervision of the Trust's Board of Trustees and the Adviser, the Sub-Adviser will assist the Adviser in providing a continuous investment program with respect to the Fund's portfolio, including investment research and management with respect to all securities and investments and cash equivalents in the Fund. The

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Sub--Adviser will provide services under this Agreement in accordance with the
Fund's investment objectives, policies and restrictions as stated in the Fund's prospectus and such resolutions of the Trust's Board of Trustees applicable to the Fund all as are notified to the Sub-Adviser from time to time.

          Without limiting the generality of the foregoing, the Sub-Adviser further agrees that it will, with respect to the Fund and all in accordance with the investment objectives and restrictions applicable to the Fund as are notified to the Sub-Adviser from time to time:

          (a) determine from time to time what securities and other investments will be purchased, retained or sold for the Fund;

          (b) place orders pursuant to its investment determinations for the Fund either directly with-the issuer or with any broker or dealer;

          (c) not purchase shares of the Fund for itself or for accounts with respect to which it exercises sole investment discretion in connection with such transactions except as permitted by the Trust's Board of Trustees or by federal, state and local law;

          (d)  manage the Fund's overall cash position;

          (e) attend business and investment-related meetings with the Trust's Board of Trustees and the Adviser if requested to do so by the Trust and/or the Adviser in such locations and at such times as are agreed between the parties;

          (f) ensure all Fund security valuations are reasonable for purposes of determining whether such securities should be purchased, owned or sold by the Fund;

          (g) ensure that, if required, securities are identified for proper segregation and collateralization;

          (h) vote proxies on behalf of the Fund and on request provide proxy voting information to the Fund and its agents in relation to the Fund's annual filing on Form N-PX and as otherwise reasonably requested by officers of the Fund; and

          (i) maintain books and records with respect to the securities transactions for the Fund, furnish to the Adviser and the Trust's Board of Trustees such periodic and special reports as they may request with respect to the Fund, and provide in advance to the Adviser all reports to the Board of Trustees for examination and review within a reasonable time prior to such of the Trust's Board meetings as are notified to the Sub-Adviser in sufficient time for it to be able to provide such reports.

     3. Covenants by the Sub-Adviser. The Sub-Addviser agrees with respect to the services provided to the Fund that it will:

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          (a)  conform with all Rules and Regulations of the Securities and
               Exchange Commission;

          (b) telecopy or provide by electronic means trade information to the Adviser on the first business day following the day of the trade

          (c) treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential shareholders of the Trust, and not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust);

          (d)  notify the Adviser and the Trust immediately upon detection of
               (i) any material failure to manage the Fund in accordance with its investment objectives and policies or any applicable law; or
               (ii) any material breach of any of the Fund's or the Sub-Adviser's policies, guidelines or procedures. The Sub-Adviser agrees to correct any such failure promptly and to take any action that the Board may reasonably request in connection with any such breach;

          (e) upon request, provide the Adviser and/or the officers of the Trust with supporting certifications which pertain to services being provided by the Sub-Adviser hereunder, in connection with any filings and certifications made pursuant to the Sarbanes Oxley Act of 2002; and

          (f) promptly notify the Adviser and the Trust in the event (i) the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust (excluding class action suits in which the Fund is a member of the plaintiff class by reason of the Fund's ownership of shares in the defendant) or the compliance by the Sub-Adviser with the federal or state securities laws or(ii) an actual change in control of the Sub-Adviser resulting in an "assignment" (as defined in the 1940 Act) has occurred or is otherwise proposed to occur.

     4. Services Not Exclusive. Except as provided herein, the services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and nothing in this Agreement shall (i) prevent the Sub-Adviser from acting as investment adviser or manager for any other person or persons, including other management investment companies, or (ii) limit or restrict the Sub-Adviser from buying, selling or trading any securities or other investments (including any securities or other investments which the Funds are eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting.


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     5. Portfolio Transactions. Investment decisions for the Fund shall be made by the Sub-Adviser independently from those for any other investment companies and accounts advised or managed by the Sub-Adviser. The Fund and such investment companies and accounts may, however, invest in the same securities. When a purchase or sale of the same security is made at substantially the same time on behalf of the Fund and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which the Sub-Adviser believes to be equitable to the Fund and such other investment company or account. The Fund acknowledges that in some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, the Sub-Adviser may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other investment companies or accounts in order to obtain best execution: The Fund and Adviser understand that the Sub-Adviser may give advice and take action with respect to any of its other clients or for its- own account which may differ from the timing or nature of action taken by the Sub-Adviser, with respect to the Fund.

          The Sub-Adviser shall place orders for the purchase and sale of portfolio securities and shall solicit broker-dealers to execute transactions in accordance with the Fund's policies and restrictions regarding brokerage allocations. The Sub-Adviser shall place orders pursuant to its investment determination for the Fund either directly with the issuer or with any broker or dealer selected by the Sub-Adviser. In executing portfolio transactions and selecting brokers or dealers, the Sub Adviser shall use its reasonable best efforts to seek the most favorable execution of orders, after taking into account all factors the Sub-Adviser deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.

          Consistent with this obligation, the Sub-Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Fund and/or other accounts over which the Sub-Adviser or any of its affiliates exercises investment discretion. The SubAdviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities to the Fund. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or the Fund's principal underwriter, or any affiliated person thereof except as permitted by the 1940 Act or the rules of the Securities and Exchange Commission thereunder.

     6. Books and Records. In compliance with the requirements of Rule 31a 3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31 a I under the 1940 Act.


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     7. Ex eases. During the term of this Agreement, the Sub-Adviser shall pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities; commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund.

     8. Compensation. For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the Sub-Adviser shall be entitled to a fee, computed daily and payable quarterly directly from the Fund, calculated at the annual rate of 0.5 per cent of the Fund's daily net assets.

     9. Standard of Care; Limitation of Liability. The Sub-Adviser shall exercise due care and diligence and use the same skill and care in providing its services hereunder as it uses in providing services to other investment companies =I accounts, but shall not be liable for any action taken or omitted by it in the performance of services rendered hereunder in the absence of its bad faith, willful misconduct, gross negligence or reckless disregard of its duties. No warranty or representation of any kind is given by the Sub-Adviser as to the performance or profitability of the Fund's portfolio or any part of it. Neither the Sub-Adviser, nor any of its directors, officers, agents or employees shall be liable or responsible to the Trust, its shareholders or the Adviser for any error of judgment, or any loss arising out of any investment, or for any other act or omission in the performance by the Sub-Adviser of its duties under this Agreement, except for liability resulting from bad faith, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement.

     10. Reference to the Sub-Adviser. Neither the Adviser nor any of its affiliates or agents shall make reference to or use the name of the Sub-Adviser or any of its affiliates, or any of their clients, except references concerning the identity of and services provided by the Sub Adviser to the Fund, which references shall not differ in substance from those included in the current registration statement pertaining to the Fund, this Agreement and the Advisory Agreement between the Adviser and the Trust with respect to the Fund, in any advertising or promotional materials without the prior approval of the Sub-Adviser, which approval shall not be unreasonably withheld or delayed.

     11. Duration and Termination. Unless sooner terminated, this Agreement shall continue for a period of two years from the date first set forth above, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust's Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund, provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement (the "Disinterested Trustees"), by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time without penalty, with respect to the Fund, on 60 days' notice, by the Adviser, the Sub-Adviser or the Trust's Board of Trustees or by vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy, or
(b) more than 50% of the outstanding shares of the Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940
Act). In relation to all communications of any nature by the Trust to the Sub-Adviser, the Sub-Adviser shall be


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entitled to assume, in the absence of explicit instructions to the contrary, that any decisions communicated to it as being by the Trust's Board of Trustees are by such members of that board as are Disinterested Trustees.

     Termination will be without prejudice to the completion of transactions already initiated which will be completed expeditiously by the Sub-Adviser. Termination of this Agreement shall not prejudice or affect the rights and liabilities of the Parties which have accrued prior to the date of termination. Upon termination the Trust shall pay to the Sub-Adviser its accrued amount of fees and charges pro rata to the date of termination; pay to the Sub-Adviser any additional expenses necessarily incurred in terminating this Agreement; and bear any losses necessaily realised in settling or concluding outstanding obligations.

     12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved by the vote of (i) a majority of the outstanding voting securities of the Fund, if required by the 1940 Act or the rules of the Securities and Exchange Commission thereunder, and (ii) a majority of the Disinterested Trustees cast in person at a meeting called for the purpose of voting on such approval.

     13. Notice. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed by registered post:

          To The Sub-Adviser at:

               First State Investments International limited
               23 St Andrew Square
               Edinburgh
               UM IBB
               Scotland
               Attention: company secretarial department

               With a copy to:

               Ruta Noreika
               First State Investments International Limited
               23 St Andrew Square
               Edinburgh
               EH2 I BB
               Scotland


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          To the Adviser at:

               The Asset Management Group of Rank of Hawaii
               111 South King Street
               Honolulu, Hawaii 96813

          To the Trust at:

               c/o BISYS Fund Services
               3435 Stelzer Road Columbus,
               Ohio 43219-3035

     14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be finding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the Commonwealth of Massachusetts (without regard to conflict of law principles). If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. In the event of any conflict between the law governing this contract and the rules of the FSA, the law governing this contract shall prevail.

     Any complaint relating to the Sub-Adviser should, in the first instance, be made in writing to the Head of Institutional Business of the Sub-Adviser (with a copy to the Company Secretary of the Sub-Adviser) at the address notified by the Sub-Adviser to the Fund pursuant to Clause 14. Where required by FSA Rules, a copy of the Sub-Adviser's complaints handling procedure will be available on request.

     A statement is available from the Sub-Adviser describing the Fund's rights to compensation (if any) in the event that the Sub-Adviser is unable to meet its liabilities.

     Subject to the prior written consent of the Trust and the Adviser, the Sub-Adviser may delegate or outsource any of the functions which are the subect of this Agreement to any affiliated person of the Sub-Adviser (each a "Delegated Firm") and may provide information about the Adviser and the Fund to any Delegated Firm in order that such delegation or outsourcing may be carried out but the Sub-Adviser's liability to the Adviser or the Fund for all matters so delegated or outsourced shall not be affected thereby. References in this Agreement to the Sub-Adviser shall apply also to any Delegated Firm.

     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Personal Liability. The names "Pacific Capital Funds" and "Trustees" refer respectively to the Trust created and to the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of October 30, 1992, as amended, to which


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reference is hereby made and a copy of which is on file at the office of the
Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Pacific Capital Funds" entered into in the name or on behalf hereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

                            [Signature Page Follows]


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          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                        THE ASSET MANAGEMENT GROUP OF
                                        BANK OF HAWAII


                                        /s/ Jordan T. Ige
                                        ----------------------------------------
                                        Jordan T. Ige
                                        Senior Vice President


                                        FIRST STATE INVESTMENTS
                                        INTERNATIONAL LIMITED


                                        /s/ Gregory R. Cooper
                                        ----------------------------------------
                                        Gregory R. Cooper
                                        Director


                                        PACIFIC CAPITAL FUNDS


                                        /s/ William P. Henry, Jr.
                                        ----------------------------------------
                                        William P. Henry, Jr.
                                        President